EXHIBIT 34.2

KPMG

KPMG LLP

AON Center

Suite 5500

200 East Randolph Drive

Chicago, IL 60601-6436

Report of Independent Registered Public Accounting Firm

The Board of Directors

The Trust & Securities Services department of Deutsche Bank National Trust Company and

Deutsche Bank Trust Company Americas:

We have examined management’s assertion, included in the accompanying Management’s Assertion of Compliance, that the Trust & Securities Services department of Deutsche Bank National Trust Company and Deutsche Bank Trust Company Americas (collectively the “Company”) complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB for publicly-issued (i.e., transaction-level reporting required under the Securities Exchange Act of 1934, as amended) and certain privately-issued (i.e., for which transaction-level reporting is required pursuant to contractual obligation) residential mortgage-backed securities, commercial mortgage-backed securities and other asset-backed securities issued on or after January 1, 2006, for which the Company provides trustee, certificate administrator, securities administration, paying agent or custodian services, as defined in the transaction agreements, excluding publicly-issued securities sponsored or issued by any government sponsored entity (the “Platform”), except for servicing criteria 1122(d)(4)(iv) – 1122(d)(4)(xiv), which the Company has determined are not applicable to the activities it performs with respect to the Platform, as of and for the year ended December 31, 2015. With respect to servicing criteria 1122(d)(1)(ii), 1122(d)(1)(iii), 1122(d)(2)(iii) and 1122(d)(4)(iii), Management’s Assertion of Compliance indicates that there were no activities performed during the year ended December 31, 2015 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities. The Company has determined the following servicing criteria to be applicable only to the activities the Company performs with respect to the Platform as described below:

•	Servicing criterion 1122(d)(1)(iii) is applicable only with respect to the Company’s continuing obligation to act as, or locate a, successor servicer under the circumstances referred to in certain transaction agreements. It is management’s interpretation that the Company has no other active back-up servicing responsibilities in regards to servicing criterion 1122(d)(1)(iii) as of and for the year ended December 31, 2015.

•

Servicing criterion 1122(d)(1)(v) is applicable to the activities the Company performs with respect to the Platform for all transactions in the Platform, including those issued on or before November 23, 2015 for which compliance was previously assessed under other servicing criteria in accordance with the SEC Division of Corporation Finance’s Manual of Publicly Available Interpretations on Regulation AB and Related Rules, Interpretation 11.03, as applicable, as of and for the year ended December 31, 2015; provided further that, Management has determined that servicing criterion 1122(d)(1)(v) is applicable only to the activities the Company performs related to the mathematically accurate aggregation of information received from servicers and the accurate conveyance of such information within reports to investors.

•	Servicing criterion 1122(d)(4)(iii) is applicable to the activities the Company performs with respect to the Platform only as it relates to the Company’s obligation to report additions, removals or substitutions on reports to investors in accordance with the transaction agreements.

Management is responsible for the Company’s compliance with the servicing criteria. Our responsibility is to express an opinion on management’s assertion about the Company’s compliance based on our examination.

Our examination was conducted in accordance with the attestation standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with the servicing criteria specified above and performing such other procedures as we considered necessary in the circumstances. Our examination included testing selected asset-backed transactions and securities that comprise the Platform, testing selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company’s compliance with the servicing criteria.

In our opinion, management’s assertion that the Company complied with the aforementioned servicing criteria, as of and for the year ended December 31, 2015, is fairly stated, in all material respects.

/s/ KPMG LLP

Chicago, Illinois

February 26, 2016

MANAGEMENT’S ASSERTION OF COMPLIANCE

Management of the Trust & Securities Services department of Deutsche Bank National Trust Company and Deutsche Bank Trust Company Americas (collectively the “Company”) is responsible for assessing the servicing criteria set forth in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission to determine which criteria are applicable to the Company in respect of the servicing platform described below. Management has determined that the servicing criteria are applicable in regard to the servicing platform as of and for the period as follows:

Platform: Publicly-issued (i.e., transaction-level reporting required under the Securities Exchange Act of 1934, as amended) and certain privately-issued (i.e., for which transaction-level reporting is required pursuant to contractual obligation) residential mortgage-backed securities, commercial mortgage-backed securities and other asset-backed securities issued on or after January 1, 2006, for which the Company provides trustee, certificate administrator, securities administration, paying agent or custodian services, as defined in the transaction agreements, excluding publicly-issued securities sponsored or issued by any government sponsored entity (the “Platform”).

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required by Item 1122(d) servicing criteria in regards to the activities performed by the Company with respect to the Platform as to any transaction, except for the following criteria: 1122(d)(4)(iv) – 1122(d)(4)(xiv), which management has determined are not applicable to the activities the Company performs with respect to the Platform (the “Applicable Servicing Criteria”). With respect to Applicable Servicing Criteria 1122(d)(1)(ii), 1122(d)(1)(iii), 1122(d)(2)(iii) and 1122(d)(4)(iii) there were no activities performed during the year ended December 31, 2015 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities.

Period: Year ended December 31, 2015 (the “Period”).

Management’s interpretation of Applicable Servicing Criteria: The Company’s management has determined that servicing criterion 1122(d)(1)(iii) is applicable only with respect to its continuing obligation to act as, or locate a, successor servicer under the circumstances referred to in certain transaction agreements. It is management’s interpretation that the Company has no other active back-up servicing responsibilities in regards to servicing criterion 1122(d)(1)(iii) as of and for the Period. The Company’s management has determined that servicing criterion 1122(d)(1)(v) is applicable to the activities the Company performs with respect to the Platform for all transactions in the Platform, including those issued on or before November 23, 2015 for which compliance was previously assessed under other servicing criteria in accordance with the SEC Division of Corporation Finance’s Manual of Publicly Available Interpretations on Regulation AB and Related Rules, Interpretation 11.03, as applicable, as of and for the Period; provided further that, Management has determined that servicing criterion 1122(d)(1)(v) is applicable only to the activities the Company performs related to the mathematically accurate aggregation of information received from servicers and the accurate conveyance of such information within reports to investors. The Company’s management has determined that servicing criterion 1122(d)(4)(iii) is applicable to the activities the Company performs with respect to the Platform only as it relates to the Company’s obligation to report additions, removals or substitutions on reports to investors in accordance with the transaction agreements.

With respect to the Platform as of and for the Period, the Company’s management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:

•	The Company’s management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.

•	The Company’s management has assessed compliance with the Applicable Servicing Criteria. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

•	Based on such assessment, the Company has complied, in all material respects with the Applicable Servicing Criteria.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management’s assertion of compliance with the Applicable Servicing Criteria as of and for the Period.

DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ David Co
Name:	David Co
Its:	Director

By:	/s/ Matt Bowen
Name:	Matt Bowen
Its:	Managing Director

By:	/s/ Kevin Fischer
Name:	Kevin Fischer
Its:	Director

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ David Co
Name:	David Co
Its:	Director

By:	/s/ Jenna Kaufman
Name:	Jenna Kaufman
Its:	Director

Dated: February 26, 2016

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